Exhibit 99.1

BROADRIDGE REPORTS SECOND QUARTER FISCAL YEAR 2011 RESULTS

Lower Than Forecasted Event-Driven Mutual Fund Activity Results in a Reduction to Full Year Guidance

LAKE SUCCESS, N.Y. – Feb. 8, 2011 – Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the second quarter of its fiscal year 2011. For the three months ended December 31, 2010, the Company reported revenues of $442 million, net earnings from continuing operations of $11 million and diluted earnings per share from continuing operations of $0.08. This compares with revenues of $530 million, net earnings from continuing operations of $52 million and diluted earnings per share from continuing operations of $0.37 for the same period last fiscal year.

Commenting on the results, Richard J. Daly, Chief Executive Officer, said, “The second quarter operating results are disappointing as a result of the unprecedented cyclical decline in mutual fund event-driven revenues. Our core business remains strong and has performed within expected ranges. Clear indicators of our core strength are our 99% client revenue retention rate and our core recurring revenues that are performing within our forecasted ranges as we now are seeing consistent signs that the financial market segments we serve have finally stabilized. In addition, the free cash flow from our core business is occurring as expected and during the quarter we signed the largest new Securities Processing Solutions client contract in our history.”

Mr. Daly added, “Event-driven revenues are cyclical in nature and are difficult to predict. During the last six years, they have ranged from a low of approximately $160 million (largely driven by 22% of the total positions of mutual funds being solicited to vote via proxy) in fiscal year 2005 to a high of our record $292 million (50% of positions) last year. For fiscal year 2011, we forecasted that event-driven mutual fund revenues would decline approximately $75 million (to 24% of positions) from our record fiscal year 2010 results. Six months into our fiscal year we have no clear indication from our mutual fund clients of any imminent rebound; accordingly, we are lowering our full year forecast to $175 million (11% of positions). However, based on our client interactions and expertise, we do not believe there has been a secular change in the causes of mutual fund proxy campaigns which are the main drivers of our event-driven revenues.”

Mr. Daly continued, “Due to the event-driven revenue shortfall plus a $0.05 one-time charge that will result in future efficiencies, we are reducing our fully diluted earnings per share from continuing operations guidance from a range of $1.55 to $1.65 to a range of $1.30 to $1.40. To be clear, this year’s unprecedented cyclical decline in event-driven activity should be considered a disappointing one-time event that we believe will not affect our long-term value creation goals as all of our key initiatives are on track to deliver the expected earnings growth. Due to the seasonality of our equity proxy business, the financial results for the second half of our fiscal year will be significantly greater than the financial results for the first half of our fiscal year.”

Financial Results for Second Quarter Fiscal Year 2011

For the second quarter of fiscal year 2011, revenues from continuing operations decreased 16% to $442 million, compared to $530 million for the comparable period last year. The results were driven primarily by lower event-driven mutual fund proxy fee revenues and related distribution revenues, partially offset by a positive contribution from recurring revenues from acquisitions, the Penson transaction and sales less losses (“Net New Business”). Pre-tax margin from continuing operations of 3.7% decreased compared to 12.9% for the same period last year as a result of the decline in revenues.

Net earnings from continuing operations of $11 million decreased 79% compared to $52 million for the same period last year, primarily due to lower revenues and a higher effective tax rate (due to a one-time tax benefit in the last fiscal year). Diluted earnings per share from continuing operations decreased to $0.08 per share on lower weighted-average shares outstanding, compared to $0.37 per share in the second quarter of fiscal year 2010. Closed sales of $48 million for the quarter were 17% less than the results of last year’s comparable quarter. Excluding the two largest transactions from our closed sales results, the large Securities Processing Solutions closed sale from this quarter’s results and the Morgan Stanley Smith Barney (“MSSB”) closed sale from the second quarter of fiscal year 2010, recurring revenue closed sales were basically flat for the quarter compared to last year’s second quarter.

Analysis of Second Quarter Fiscal Year 2011

Investor Communication Solutions

Revenues for the Investor Communication Solutions segment in the second quarter of fiscal year 2011 decreased 25% to $294 million compared to the second quarter of fiscal year 2010. The decrease was driven primarily by lower event-driven mutual fund activity and the related distribution revenues, partially offset by a positive contribution from recurring revenues from Net New Business and acquisitions. Operating margin decreased by 12.0 percentage points to 0.9% as a result of lower event-driven fee revenues, coupled with costs related to strategic initiatives and increased investment spend on acquisitions.

Securities Processing Solutions

Revenues for the Securities Processing Solutions segment in the second quarter of fiscal year 2011 increased 9% to $146 million compared to the second quarter of fiscal year 2010. Excluding the Penson transaction and the City Networks, Ltd acquisition, revenues and operating margins were essentially unchanged for the second quarter of fiscal year 2011, compared to the second quarter of fiscal year 2010. Operating margin decreased, as expected, 4.3 percentage points to 13.2%.

Financial Results for Year-to-Date Fiscal Year 2011

For the six months ended December 31, 2010, revenues from continuing operations declined by 11% to $864 million, compared to $968 million for the comparable period last year. The results were driven primarily by lower event-driven mutual fund proxy fee revenues and related distribution revenues, partially offset by a positive contribution from recurring revenues from acquisitions, the Penson transaction and Net New Business. Pre-tax margins from continuing operations of 4.3% declined compared to 11.5% for the same period last year as a result of the decline in revenues.

Net earnings from continuing operations of $24 million decreased 69% compared to $78 million for the same period last year, primarily due to lower revenues and a higher effective tax rate (due to a one-time tax benefit in the last fiscal year). Diluted earnings per share from continuing operations decreased to $0.18 per share on lower weighted-average shares outstanding, compared to $0.56 per share for the comparable period of fiscal year 2010. Our closed sales of $72 million decreased 18% from last year’s comparable period. Excluding the aforementioned large Securities Processing Solutions closed sale from this year’s results and the MSSB closed sale which occurred last fiscal year, recurring revenue closed sales increased $9 million for the six months ended December 31, 2010 compared to the same period last year. During the first six months of fiscal year 2011, the Company repurchased approximately 4.7 million shares of Broadridge common stock under its stock repurchase plan at an average price of approximately $20.98 per share, and there remain approximately 11.6 million shares available under the current stock repurchase plans.

Fiscal Year 2011 Financial Guidance

We have lowered our fully diluted earnings per share from continuing operations guidance from a range of $1.55 to $1.65 to a range of $1.30 to $1.40, based on approximately 128 million diluted weighted-average shares outstanding. Free cash flow is expected to be in the range of approximately $130 million to $190 million, which includes approximately $45 million in investment implementation costs in connection with the Penson outsourcing services agreement and the IBM information technology services agreement. Free cash flow is defined as cash flow from operating activities, less capital expenditures and purchases of intangibles. Due to weak event-driven closed sales results, we are lowering our closed sales guidance to a range of $140 million to $190 million. Our recurring revenue closed sales guidance remains unchanged at a range of $110 million to $150 million.

Our guidance takes into consideration approximately 4.7 million shares repurchased by the Company during the first six months of fiscal year 2011. Our guidance does not take into consideration the effect of any future acquisitions (beyond the Matrix acquisition which closed in January 2011), additional debt and/or share repurchases in excess of the repurchases needed to get to our 128 million diluted weighted-average outstanding shares guidance.

Mr. Daly commented, “I remain highly confident in Broadridge’s future given the current strength of our business. This high level of confidence is based on:

•	The growth in our recurring fee revenues;

•	Our 99% client revenue retention rate;

•	Our strong recurring revenue closed sales, tangibly demonstrated by the large Securities Processing Solutions contract signed this quarter;

•	The benefits from our previously disclosed key strategic transactions, which include Penson, MSSB and IBM;

•	The accretive benefits from our acquisitions, in particular Matrix and NewRiver; and

•	Our continued commitment to drive cost efficiencies through the organization.

Even if event-driven revenues only return to their mean level of volume activity over the next several years, we believe our ability to create strong earnings in fiscal year 2012, and in particular in fiscal year 2013, as we originally planned is more clearly and confidently within our reach.”

Please see the attached “Financial Guidance” schedule for a reconciliation of fiscal year 2010 financial results to fiscal year 2011 financial results.

Non-GAAP Measures

In certain circumstances, results have been presented that are Non-GAAP measures and should be viewed in addition to, and not as a substitute for, the Company’s reported results. Management believes such Non-GAAP measures provide investors with a more complete understanding of Broadridge’s underlying operational results. These Non-GAAP measures are indicators that management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. Accompanying this release is a reconciliation of Non-GAAP measures to the comparable GAAP measures.

Financial Results of Periods Prior to Spin-off

Financial information presented for periods prior to the March 30, 2007 spin-off of Broadridge from Automatic Data Processing, Inc. (“ADP”) represents the operations of the brokerage services business which were operated as part of ADP. Broadridge’s financial results for periods before the spin-off from ADP may not be indicative of our future performance and do not necessarily reflect what our results would have been had Broadridge operated as a separate, stand-alone entity during the periods presented, including changes in our operations and capitalization as a result of the spin-off from ADP.

Earnings Conference Call

An analyst conference call will be held today, Tuesday, February 8th at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to www.broadridge-ir.com and click on the webcast icon. The presentation will be available to download and print approximately 60 minutes before the webcast on the Broadridge Investor Relations home page at www.broadridge-ir.com. Broadridge’s news releases, current financial information, SEC filings and Investor Relations presentations are accessible on the same website.

About Broadridge

Broadridge is a technology services company focused on global capital markets. Broadridge is the market leader enabling secure and accurate processing of information for communications and securities transactions among issuers, investors and financial intermediaries. Broadridge builds the infrastructure that underpins proxy services for over 90% of public companies and mutual funds in North America; processes more than $3 trillion in fixed income and equity trades per day; and saves companies billions annually through its technology solutions. For more information about Broadridge, please visit www.broadridge.com.

Forward-Looking Statements

This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 (the “2010 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the 2010 Annual Report. These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; the pricing of Broadridge’s products and services; changes in laws and regulations affecting the investor communication services provided by Broadridge; declines in participation and activity in the securities markets; overall market and economic conditions and their impact on the securities markets; any material breach of Broadridge security affecting its clients’ customer information; the failure of Broadridge’s outsourced data center services provider to provide the anticipated levels of service; any significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Investors:

Rick Rodick

Broadridge Financial Solutions, Inc.

Vice President, Investor Relations

(516) 472-5474

Broadridge Financial Solutions, Inc.

Condensed Consolidated Statements of Earnings

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Revenues	$442.3	$529.7	$863.7	$967.9

Cost of revenues	356.6	399.7	693.2	738.2
Selling, general and administrative expenses	66.9	58.4	128.4	111.8
Other expenses, net	2.3	3.1	4.7	6.9

Total expenses	425.8	461.2	826.3	856.9

Earnings from continuing operations before income taxes	16.5	68.5	37.4	111.0
Provision for income taxes	5.9	17.0	13.5	32.9

Net earnings from continuing operations	10.6	51.5	23.9	78.1
Loss from discontinued operations, net of tax benefit	(0.2)	(17.9)	(0.2)	(18.1)

Net earnings	$10.4	$33.6	$23.7	$60.0

Earnings per share:
Basic earnings per share from continuing operations	$0.08	$0.38	$0.19	$0.57
Basic loss per share from discontinued operations	—	(0.13)	—	(0.13)

Basic earnings per share	$0.08	$0.25	$0.19	$0.44

Diluted earnings per share from continuing operations	$0.08	$0.37	$0.18	$0.56
Diluted loss per share from discontinued operations	—	(0.13)	—	(0.13)

Diluted earnings per share	$0.08	$0.24	$0.18	$0.43

Weighted-average shares outstanding:
Basic	125.0	135.7	125.8	136.9
Diluted	128.5	139.5	129.0	140.0

Dividends declared per common share	$0.15	$0.14	$0.30	$0.28

Broadridge Financial Solutions, Inc.

Condensed Consolidated Balance Sheets

(In millions, expect per share amounts)

(Unaudited)

	December 31, 2010	June 30, 2010
Assets
Current assets:
Cash and cash equivalents	$187.8	$412.6
Accounts receivable, net of allowance for doubtful accounts of $1.8 and $2.0, respectively	291.3	354.3
Other current assets	93.4	101.7
Assets of discontinued operations	35.5	123.8

Total current assets	608.0	992.4
Property, plant and equipment, net	84.6	87.4
Other non-current assets	169.6	159.0
Goodwill	578.8	509.5
Intangible assets, net	74.0	46.1

Total assets	$1,515.0	$1,794.4

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$76.5	$91.3
Accrued expenses and other current liabilities	170.4	261.2
Deferred revenues	24.4	34.8
Liabilities of discontinued operations	16.3	99.1

Total current liabilities	287.6	486.4
Long-term debt	324.2	324.1
Deferred taxes	44.6	56.2
Other non-current liabilities	75.3	72.8
Deferred revenues	54.6	47.8

Total liabilities	786.3	987.3

Commitments and contingencies

Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 146.3 shares and 145.9 shares, respectively; outstanding, 124.9 and 129.2 shares, respectively	1.5	1.5
Additional paid-in capital	611.0	587.8
Retained earnings	533.2	546.9
Treasury stock—at cost, 21.4 and 16.7 shares, respectively	(427.2)	(327.7)
Accumulated other comprehensive income (loss)	10.2	(1.4)

Total stockholders’ equity	728.7	807.1

Total liabilities and stockholders’ equity	$1,515.0	$1,794.4

Broadridge Financial Solutions, Inc.

Segment and Closed Sales Results

(In millions)

(Unaudited)

	Revenues
	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Investor Communication Solutions	$294.1	$393.3	$573.6	$703.2
Securities Processing Solutions	146.1	133.8	287.8	263.9
Other	0.1	2.2	0.1	2.2
Foreign currency exchange	2.0	0.4	2.2	(1.4)

Total	$442.3	$529.7	$863.7	$967.9

	Earnings (Loss) from Continuing Operations before Income Taxes
	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Investor Communication Solutions	$2.6	$50.9	$9.0	$74.3
Securities Processing Solutions	19.3	23.4	40.2	49.0
Other	(7.2)	(6.8)	(15.2)	(13.4)
Foreign currency exchange	1.8	1.0	3.4	1.1

Total	$16.5	$68.5	$37.4	$111.0

	Closed Sales
	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Recurring	$34.7	$46.4	$52.0	$55.3
Event-Driven	13.6	11.7	19.9	32.8

Total	$48.3	$58.1	$71.9	$88.1

Broadridge Financial Solutions, Inc.

Reconciliation of Non-GAAP to GAAP Measures

Free Cash Flow Guidance

(In millions)

(Unaudited)

	FY11 Guidance Range
	Low	High
Net earnings from continuing operations (GAAP)	$166	$179
Depreciation and amortization	65	75
Stock-based compensation expense	30	30
Other	(5)	5

Subtotal	256	289

Working capital changes	(30)	(25)
Long-term assets & liabilities changes	(30)	(20)

Net cash flow provided by continuing operating activities	196	244

Cash Flows From Investing Activities
Capital expenditures and intangibles	(65)	(55)

Free cash flow (Non-GAAP)	$131	$189

FINANCIAL GUIDANCE

	1st Half FY11		2nd Half FY11		FY11		FY12		FY13
$ in millions, except EPS	Actual		Mid-Point Guidance		Mid-Point Guidance		Key Initiatives (A)		Key Initiatives (A)
	Revenues	EPS	Revenues	EPS	Revenues	EPS	Revenues	EPS	Revenues	EPS
FY10 (GAAP)	$968	$0.56	$1,241	$1.06	$2,209	$1.62

Core Business

Recurring	—	—	27	0.11	27	0.11

Closed Sales (without MSSB)	16	0.07	30	0.11	46	0.18
Losses	(13)	(0.06)	(11)	(0.04)	(24)	(0.10)
Internal Growth	(3)	(0.01)	8	0.04	5	0.03

Event-Driven Fees	(84)	(0.25)	(32)	(0.09)	(116)	(0.34)
Distribution	(64)	(0.03)	(19)	(0.01)	(83)	(0.04)

Acquisitions	21	—	69	0.01	90	0.01

Key Initiatives

Penson	11	(0.04)	19	(0.04)	30	(0.08)	20	0.08	—	—
MSSB	12	—	7	0.02	19	0.02	5	0.03	—	0.03
IBM	—	—	—	(0.01)	—	(0.01)	—	(0.12)	—	0.24

Key Initiatives	23	(0.04)	26	(0.03)	49	(0.07)	25	(0.01)	—	0.27

Other
One-time Charge	—	—	—	(0.05)	—	(0.05)	—	0.11	—	0.03
Expense Savings / FX / Other	—	(0.02)	7	0.08	7	0.06
Share Repurchases	—	0.02	—	0.09	—	0.11
Tax Rate	—	(0.06)	—	—	—	(0.06)

Total Change	(104)	(0.38)	78	0.11	(26)	(0.27)

FY11 (GAAP)	$864	$0.18	$1,319	$1.17	$2,183	$1.35

Note:

(A) Shows only directional view for key initiatives discussed. Does not include forward looking guidance for core business, acquistions, taxes or share repurchases.